UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Freightos Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Technology Park Building 2

1 Derech Agudat Sport HaPo’el

Jerusalem, Israel 9695102

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary shares, par value $0.00001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-268742

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

This Amendment No. 1 to Form 8-A is being filed by Freightos Limited (the “Company”) to amend and restate in its entirety the information set forth in the registration statement on Form 8-A (File No. 001-41604) previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on January 25, 2023.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the ordinary shares, par value $0.00001 per share (the “Ordinary Shares”), of the Company. The description of the Ordinary Shares contained under the heading “Description of Share Capital and Freightos Articles” in the proxy statement/prospectus included in the Company’s registration statement on Form F-4 (File No. 333-268742) initially filed with the Commission on December 9, 2022, as subsequently amended from time to time (the “Registration Statement”), to which this Form 8-A/A relates, is incorporated herein by reference. In addition, the above-referenced description included in any proxy statement/prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

The Ordinary Shares to be registered hereunder have been approved for listing on the Nasdaq Stock Market LLC under the symbol “CRGO”.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Freightos Limited

By:	/s/ Michael Oberlander
	Name:	Michael Oberlander
	Title:	General Counsel

Dated: January 26, 2022